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                                          Registration No. 33-17405

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
               __________________________________

                 POST-EFFECTIVE AMENDMENT NO. 1

                            FORM S-8

                     REGISTRATION STATEMENT

                             UNDER

                   THE SECURITIES ACT OF 1933

               __________________________________


                        PHOTRONICS, INC.
      (Exact name of registrant as specified in its charter)


          CONNECTICUT                          06-0854886
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)


                    1061 East Indiantown Road
                     Jupiter, Florida 33477
        (Address of Principal Executive Offices) (Zip Code)


                        PHOTRONICS, INC.
                     1986 STOCK OPTION PLAN
                     (Full titles of plans)


                     JEFFREY P. MOONAN, ESQ.
              Senior Vice President, General Counsel
                        PHOTRONICS, INC.
                    1061 East Indiantown Road
                     Jupiter, Florida 33477
             (Name and address of agent for service)


                         (561) 745-1222
   (Telephone number, including area code, of agent for service)

        DE-REGISTRATION  OF  SHARES  OF  COMMON  STOCK



     On October 13, 1987, Registrant's Registration Statement on Form S-8 (Registration No. 33-17405) under the Securities Act of 1933, as amended, became effective. The Registration Statement related to 180,000 shares of common stock, par value $0.01 per share (the "Common Stock"), offered pursuant to the Registrant's 1986 Incentive Stock Option Plan. As a result of subsequent stock splits, the originally registered 180,000 shares equated to 540,000 shares of common stock. The offering has now terminated. Of the total number of the as adjusted 540,000 shares of Common Stock registered, an as adjusted 525,600 shares of Common Stock were purchased by employees of the Registrant.

     Accordingly, Registrant hereby de-registers the remaining unsold shares of Common Stock.




                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut on October 19, 1998.



                                    PHOTRONICS, INC.




                             By: ___MICHAEL J. YOMAZZO____________
                                    Michael J. Yomazzo
                                 President/Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Title               Date



_CONSTANTINE S. MACRICOSTAS_Chairman of the Board  October 19, 1998
 Constantine S. Macricostas   and Director




__________*_________________President, Chief       October 19, 1998
 Michael J. Yomazzo         Executive Officer
                              and Director



_ROBERT J. BOLLO____________Vice President/        October 19, 1998
 Robert J. Bollo            Finance and Chief
                            Financial Officer
                           (Principal Financial and
                            Accounting Officer)

__________*_________________    Director           October 19, 1998
 Walter M. Fiederowicz




__________*_________________    Director           October 19, 1998
 Joseph A. Fiorita, Jr.




____________________________    Director           October 19, 1998
 Yukio Tagawa




*By:_CONSTANTINE S. MACRICOSTAS_                   October 19, 1998
     Constantine S. Macricostas
        as Attorney-In-Fact




FORMS\S8-1098/p